EXHIBIT 13




                               [Trian Letterhead]


July 3, 2007


Mr. James V. Pickett
Chairman of the Board
Wendy's International, Inc.
4288 West Dublin-Granville Road
Dublin, Ohio 43017-0256

Dear Jim:


I am writing in my capacities as Chief Executive Officer of Trian Fund Management, L.P. and Chairman of Triarc Companies, Inc.

Attached is a copy of an amendment to the Trian Group's Schedule 13D that was filed today. Last week, Triarc provided comments to the confidentiality agreement submitted to Triarc for the Wendy's sale process. These comments included Triarc's strong objection to the restrictive one-year standstill clause. The lack of response from Wendy's and its advisors and the feedback we are hearing from the market clearly indicate that Wendy's would prefer to sell itself to anyone other than Triarc. While Trian will support the transaction that is best for all Wendy's shareholders, we believe that Triarc is a natural, strategic buyer for the company and should be encouraged to participate in the process.

Triarc is considering whether it will participate in the Company's process and therefore requests your confirmation that it will be provided access to the terms of the staple financing being offered by your financial advisors and that its access to the rating agencies and insurers/surety providers will not be impeded by the company or any of its representatives in any way.

Both Trian and Triarc firmly believe that in order to obtain the best transaction for all Wendy's shareholders, the Board's fiduciary duties require that a synergistic buyer such as Triarc should not be impeded from participating in the sale process.

Jim, neither Triarc, nor Trian, is making an offer or proposal in this letter. Rather, we are evaluating our alternatives and are requesting Wendy's confirmation with respect to the foregoing.

I look forward to your response.



Sincerely,

/s/Nelson Peltz

                                                                      Appendix A

                             TRIARC COMPANIES, INC.

                               BOARD OF DIRECTORS

NAME                                  BUSINESS ADDRESS
----                                  ----------------

HUGH L. CAREY                             280 Park Avenue
                                          41st Floor
                                          New York, NY 10017
CLIVE CHAJET                              280 Park Avenue
                                          41st Floor
                                          New York, NY 10017
JOSEPH A. LEVATO                          280 Park Avenue
                                          41st Floor
                                          New York, NY 10017
EDWARD P. GARDEN                          280 Park Avenue
                                          41st Floor
                                          New York, NY 10017
PETER W. MAY                              280 Park Avenue
                                          41st Floor
                                          New York, NY 10017
NELSON PELTZ                              280 Park Avenue
                                          41st Floor
                                          New York, NY 10017
DAVID E. SCHWAB II                        280 Park Avenue
                                          41st Floor
                                          New York, NY 10017
RAYMOND S. TROUBH                         280 Park Avenue
                                          41st Floor
                                          New York, NY 10017
GERALD TSAI, JR.                          280 Park Avenue
                                          41st Floor
                                          New York, NY 10017
RUSSELL V. UMPHENOUR, JR.                 280 Park Avenue
                                          41st Floor
                                          New York, NY 10017
JACK G. WASSERMAN                         280 Park Avenue
                                          41st Floor
                                          New York, NY 10017
ROLAND C. SMITH                           1155 Perimeter Center W.
                                          12th Floor
                                          Atlanta, GA 30338

All above individuals are citizens of the United States

                             TRIARC COMPANIES, INC.

                               EXECUTIVE OFFICERS

NAME                                  BUSINESS ADDRESS
----                                  ----------------

ROLAND C. SMITH                           1155 Perimeter Center W.
Chief Executive Officer                   12th Floor
                                          Atlanta, GA 30338
FRANCIS T. McCARRON                       280 Park Avenue
Executive Vice President and              41st Floor
 Chief Financial Officer                  New York, NY 10017
STUART I. ROSEN                           280 Park Avenue
Senior Vice President and General         41st Floor
 Counsel, and Assistant Secretary         New York, NY 10017
FRED H. SCHAEFER                          280 Park Avenue
Senior Vice President and                 41st Floor
  Chief Accounting Officer                New York, NY 10017


All above individuals are citizens of the United States

                                       A-2